Table of Contents

Filed pursuant to Rule 424(b)(5)

Registration No. 333-264227

PROSPECTUS SUPPLEMENT

(to Prospectus dated April 18, 2022)

AUDDIA INC.

Up to $2,600,000

Common Stock

We have entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Ascendiant Capital Markets, LLC (the “Sales Agent” or “ACM”) relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock bearing an aggregate offering price of up to $2,600,000 from time to time through or to ACM, acting as an agent or principal.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AUUD.” On September 12, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.7901 per share. Our warrants offered in connection with our initial public offering (the “Series A Warrants”) are quoted on the Nasdaq Capital Market under the symbol “AUUDW.” The last reported sale price of our Series A Warrants on the Nasdaq Capital Market on September 12, 2024 was $0.046 per Series A Warrant.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, was determined to be $7,916,602 based on 5,669,459 shares of common stock outstanding, of which 5,459,726 are held by non-affiliates, and the closing sale price of our shares of common stock on the Nasdaq Capital Market of $1.45 on July 26, 2024, which is within 60 days of the date of this prospectus supplement. Upon any sale of shares of common stock under this prospectus supplement pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our shares of common stock held by non-affiliates, calculated in accordance with General Instruction I.B.6 of Form S-3. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have sold $0 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). ACM is not required to sell any specific amount of securities but will be acting as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between ACM and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The compensation to ACM for sales of common stock sold pursuant to the Sales Agreement will be up to 3% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, ACM will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of ACM will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to ACM with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to be subject to reduced public company reporting requirements.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

ASCENDIANT CAPITAL MARKETS, LLC

The date of this prospectus supplement is September 13, 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 (Registration No. 333-264227) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings with a maximum aggregate offering price of up to $50,000,000. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before making an investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein and therein include important information about us, this offering and our securities and other information you should know before investing. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. We are not, and ACM is not, making an offer of these securities in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and ACM has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We and ACM do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying prospectus, and the financial statements and the other information incorporated by reference in the accompanying prospectus, before making an investment decision.

Unless the context indicates otherwise, as used in this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “the Company” and “Auddia” refer to Auddia Inc.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “forecast,” “guidance,” “indicate,” “intend,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “will,” “would,” “will be,” “will continue” or the negative of or other variation on these words or comparable terminology.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that the forward-looking statements contained in this prospectus supplement and the information incorporated by reference are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth in the section entitled “Risk Factors” in the accompanying prospectus and in “Risk Factors” section below.

Some of the factors that could cause actual results to differ from our expectations are:

•	the sufficiency of our existing cash to meet our working capital and capital expenditure needs over the next 12 months and our need to raise additional capital;
•	our ability to comply with applicable listing standards within the one-year monitoring period that commenced on May 24, 2024 and to maintain the listing of shares of our common stock on the Nasdaq Capital Market;
•	our ability to generate revenue from new software services;
•	our limited operating history;
•	our ability to maintain proper and effective internal financial controls;
•	our ability to continue to operate as a going concern;
•	changes in laws, government regulations and policies and interpretations thereof;
•	our ability to obtain and maintain protection for our intellectual property;
•	the risk of errors, failures or bugs in our platform or products;
•	our ability to attract and retain qualified employees and key personnel;
•	our ability to manage our rapid growth and organizational change effectively;
•	the possibility of security vulnerabilities, cyberattacks and network disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions;
•	our compliance with data privacy laws and regulations;
•	our ability to develop and maintain our brand cost-effectively;
•	our expected use of proceeds from this offering; and
•	other factors described from time to time in documents that we file with the SEC.

S-2

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus supplement, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in this prospectus supplement and in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the heading “Risk Factors” of this prospectus supplement and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2023, before deciding to invest in our common stock.

The Company

Auddia is a technology company headquartered in Boulder, CO that is reinventing how consumers engage with audio through the development of a proprietary AI platform for audio and innovative technologies for podcasts. Auddia is leveraging these technologies within its industry-first audio Superapp, faidr (previously known as the Auddia App).

faidr gives consumers the opportunity to listen to any AM/FM radio station with commercial breaks replaced with personalized audio content, including popular and new music, news, and weather. The faidr app represents the first-time consumers can combine the local content uniquely provided by AM/FM radio with commercial-free and personalized listening many consumers demand from digital-media consumption. In addition to commercial-free AM/FM, faidr includes podcasts - also with ads removed or easily skipped by listeners - as well as exclusive content, branded faidrRadio, which includes new artist discovery, curated music stations, and Music Casts. Music Casts are unique to faidr. Hosts and DJs can combine on-demand talk segments with dynamic music streaming, which allows users to hear podcasts with full music track plays embedded in the episodes.

Auddia has also developed a differentiated podcasting capability with ad-reduction features and also provides a unique suite of tools that helps podcasters create additional digital content for their podcast episodes as well as plan their episodes, build their brand, and monetize their content with new content distribution channels. This podcasting feature also gives users the ability to go deeper into the stories through supplemental, digital content, and eventually comment and contribute their own content to episode feeds. The combination of AM/FM streaming and podcasting, with Auddia’s unique, technology-driven differentiators, addresses large and rapidly growing audiences.

We have developed our AI platform on top of Google’s TensorFlow open-source library that is being “taught” to know the difference between all types of audio content on the radio. For instance, the platform recognizes the difference between a commercial and a song and is learning the differences between all other content to include weather reports, traffic, news, sports, DJ conversation, etc. Not only does the technology learn the differences between the various types of audio segments, but it also identifies the beginning and end of each piece of content.

We are leveraging this technology platform within our premium AM/FM radio listening experience through the faidr App. The faidr App is intended to be downloaded by consumers who will pay a subscription fee in order to listen to any streaming AM/FM radio station and podcasts, all with commercial interruptions removed from the listening experience, in addition to the faidrRadio exclusive content offerings. Advanced features will allow consumers to skip any content heard on the station and request audio content on-demand. We believe the faidr App represents a significant differentiated audio streaming product (“Superapp”) that will be the first to come to market since the emergence of popular streaming music apps such as Pandora, Spotify, Apple Music, Amazon Music, etc. We believe that the most significant point of differentiation is that in addition to ad-free AM/FM streaming and ad-reduced podcasts, the faidr App is intended to deliver non-music content that includes local sports, news, weather, traffic and the discovery of new music alongside exclusive programming. No other audio streaming app available today, including category leaders like TuneIn, iHeart, and Audacy, can compete with faidr’s full product offerings.

S-4

We launched an MVP version of faidr through several consumer trials in 2021 to measure consumer interest and engagement with the App. The full app launched on February 15, 2022, and included all major U.S. radio stations in the US. In February 2023, we added faidrRadio, our exclusive content offerings, to the app. Podcasts were added to the app for the iOS version before the end of Q1 2023 as planned and added to the Android app in May of 2023. We also developed a testbed differentiated podcasting capability called Vodacast, which leveraged technologies and proven product concepts to differentiate its podcasts offering from other competitors in the radio-streaming product category.

With podcasting growing and predicted to grow at a rapid rate, the Vodacast podcast platform was conceptualized to fill a void in the emerging audio media space. The platform was built to become the preferred podcasting solution for podcasters by enabling them to deliver digital content feeds that match the audio of their podcast episodes, and by enabling podcasters to make additional revenue from new digital advertising channels, subscription channels, on-demand fees for exclusive content, and through direct donations from their listeners.

Throughout 2023 and 2024, Auddia has been migrating their podcasting capabilities into the flagship faidr app bringing the advanced podcasting functionality from Vodacast into faidr as part of the overall strategy to build a single audio Superapp. In July 2024, Auddia sunsetted the Vodacast app. Podcast functionality continues to be developed in faidr and in August 2024, we released our Forward+ and Chapter Visualization into our differentiated AI Podcast Player which delivers ad-reduction controls to a listener.

Today, podcasters do not have a preference as to where their listeners access their episodes, as virtually all listening options (mobile apps and web players) deliver only their podcast audio. By creating significant differentiation on which they can make net new and higher margin revenue, we believe that podcasters will promote faidr to their listeners, thus creating a powerful, organic marketing dynamic.

One innovative and proprietary part of Auddia’s podcast capabilities, originally presented on their Vodacast differentiated podcasting capability, is the availability of tools to create and distribute an interactive digital feed, which supplements podcast episode audio with additional digital. These content feeds allow podcasters to tell deeper stories to their listeners while giving podcasters access to digital revenue for the first time. Podcasters will be able to build these interactive feeds using The Podcast Hub, a content management system that was originally developed and trialed as part of Auddia’s Vodacast platform, which also serves as a tool to plan and manage podcast episodes. The digital feed activates a new digital ad channel that turns every audio ad into a direct-response, relevant-to-the-story, digital ad, increasing the effectiveness and value of their established audio ad model. The feed also presents a richer listening experience, as any element of a podcast episode can be supplemented with images, videos, text and web links. This feed will appear fully synchronized in the faidr mobile App, and it also can be hosted and accessed independently (e.g., through any browser), making the content feed universally distributable.

Over time, users will be able to comment, and podcasters will be able to grant some users publishing rights to add content directly into the feed on their behalf. This will create another first for podcasting, a dialog between creator and fan, synchronized to the episode content. The interactive feed for podcasts has been developed and tested on Vodacast and is expected to be another differentiator added into faidr for podcast listeners in 2025.

The podcast capabilities within faidr will also introduce a unique and industry first multi-channel, highly flexible set of revenue channels that podcasters can activate in combination to allow listeners to choose how they want to consume and pay for content. “Flex Revenue” allows podcasters to continue to run their standard audio ad model and complement those ads with direct response enabled digital ads in each episode content feed, increasing the value of advertising on any podcast. “Flex Revenue” will also activate subscriptions, on-demand fees for content (e.g., listen without audio ads for a micro payment fee) and direct donations from listeners. Using these channels in combination, podcasters can maximize revenue generation and exercise higher margin monetization models, beyond basic audio advertising. “Flex Revenue” and the initial inclusion of the new revenue channels that come with it will be added to podcasting in the faidr app, and the first elements of this new monetization capability is expected to be commercially available in 2025, beginning with subscription plans to access ad-reduction in podcasts.

The faidr mobile App is available today through the iOS and Android App stores.

S-5

Software Products and Services

The faidr App

The faidr App is our flagship product and is expected to generate the majority of our future revenue.

How the faidr App Works

A faidr subscriber will select a specific streaming radio station to record and be able to listen to the recording of that station in a customized manner. The faidr App will record the station in real time and its AI algorithm will identify the beginning and end of audio content segments including music and commercials. When the recorded station is played back by the App subscriber, faidr will identify the audio content segments the user chooses not to consume and automatically switch the audio playback of the recording to a different piece of audio content. For example, if a consumer chooses not to listen to commercials during the playback of their recording of a station, the faidr App will automatically cover the commercial segments with other content such as additional music.

We are developing strategies and content relationships to access additional content sources to cover commercials and respond to skips across many content segments in addition to music and commercials, such as sports, news, talk and weather. As the audio content ecosystem continues to expand, we believe faidr will represent an attractive distribution platform for content providers. There is no guarantee the audio content ecosystem will continue to expand along its current trajectory or that we will be able to secure access to content in an economically advantageous manner, both of which would negatively impact the user experience within faidr. We have not yet secured the rights from content providers to place any audio content into the platform in an on-demand use case.

Users of faidr can also access any podcast that’s publicly available as well as exclusive programming, music stations and Music Casts, through faidrRadio.

Faidr’s Forward+ capability enables podcast listeners to skip ads in one single step instead of utilizing the typical 30 second skip on most traditional players.

The faidr App is built on a proprietary artificial intelligence platform developed and owned by us and subject to one issued patent and additional patent applications that are pending.

Copyright Law

To secure the rights to stream music and other content through the faidr app, we may enter into license agreements with copyright owners of sound recordings and musical works or their authorized agents. In June 2021, we filed a Notice of Use of Sound Recordings Under Statutory License in accordance with 37 CFR § 370.2, which authorized us to make noninteractive digital audio transmissions and reproductions of certain sound recordings pursuant to the statutory licenses set forth in 17 U.S.C. §§ 112 and 114. We are also in the process of obtaining licenses with the performing rights organizations in the United States, which negotiate blanket licenses with copyright users for the public performance of compositions in their repertory, collect royalties under such licenses, and distribute those royalties to copyright owners.

The faidr App’s architecture presents a built-in digital audio recorder (“DAR”) that will allow consumers to record third-party transmissions made available through the faidr App. We believe such consumer-initiated recordings are authorized as non-infringing, fair use time shifting by consumers pursuant to the Supreme Court’s decision in Sony Corp. of America v. Universal City Studios, Inc., 464 U.S. 417 (1984). The Supreme Court also ruled that the manufacturers of home video recording devices were not liable for reproductions made by consumers where the devices had substantial non-infringing uses. faidr’s DAR is analogous to the Betamax television recorders found non-infringing in the Universal City Studios decision. With the faidr’s DAR, users can select radio stations to record. Users can also control their listening experience by deciding whether they will listen to commercials or other programming categories selected by the user. We believe giving users the ability to avoid commercials is protected, non-infringing activity.

S-6

If a court were to hold that one or more functionalities offered by the faidr App resulted in the violation of protected rights of third parties, we could be subject to liability for infringement, the damages for which could be material.

Podcast Platform

Auddia’s Podcast Platform, which includes the previously developed and commercially trialed Vodacast mobile app, is an interactive differentiated podcasting capability we have built that allows podcasters to give their audiences an interactive audio experience. Podcast listeners are able to see video and other digital content that correlates with the podcast audio and is presented to the listener as a digital feed. All content presented in the digital feed can be synched to the podcast audio content. This allows podcast listeners to visually experience, interact with, and eventually comment on audio content in podcasts.

Much of the technology we use in this platform to create the feed of digital content synchronized to the audio content of the podcast is based on the core functionality and product concepts the Company has used historically to provide synchronized digital feeds to over 580 radio stations.

The digital feed introduces a new revenue stream to podcasters, such as synchronized digital advertising while providing end users a new digital content channel that compliments the core audio of the podcast.

All of the content and functionality that is made available within the Podcast Platform, through the Vodacast mobile app, is currently being added to the faidr app, diversifying the podcast offering of faidr and bringing that app up to parity with the major, competing apps like iHeart Radio, TuneIn and Audacy. In August 2024, new ad-reduction features were added to faidr which demonstrates our differentiation in the podcasting arena, for both podcasters and consumers.

Business Model and Customer Acquisition Strategy for faidr

We have an eight-year plus history of working closely with the broadcast radio industry in the United States to help the industry adapt to both digital advertising and digital media technologies.

We announced several broadcast radio partnerships during 2021 in which we performed commercial trials within these markets. Based on the initial results from our commercial trials, we believe consumers are drawn to an interruption-free radio experience. We executed a full launch in February 2022 that initially included approximately 4,000 radio stations on the faidr App. We have continued to add stations to the faidr App which now presents more than 6,200 AM/FM streams.

Radio stations owned by broadcasters will be economically incentivized to promote faidr to their listeners. We intend to leverage subscription revenue to compensate participating radio broadcasters for promotional support and their increased music streaming fees. We believe that if participating broadcasters can generate increased revenue from their content, they can decrease their on-air advertising load while increasing the price paid for each commercial, as the commercial is more likely to be heard by consumers in a less cluttered advertising environment. In addition, we intend to offer tiered subscriptions to the faidr App where lower priced subscriptions allow a lower level of functionality and control. We believe that our history and existing relationships with broadcast radio will drive customer acquisition for the faidr App.

Our business model is based on creating a pool of subscription revenue across all streaming stations and other content providers utilizing the faidr platform. This subscription pool, excluding direct subscriber acquisition costs and increased music streaming fees, is expected to be shared with radio stations and other content providers, such as podcasters whose episodes are available ad-free, based either on the time each listener spends listening or the amount of plays on faidr. We believe this business model will result in broadcasters and podcasters promoting the listening of their content within faidr, similar to how radio stations are currently using airtime to promote the listening of their stations on Alexa and other smart speaker systems.

S-7

Our major podcast differentiators once implemented in faidr, will be marketed to podcasters and podcasting companies with business-to-business strategies that focus on communicating the value proposition and monetization opportunity. The potential to earn new, incremental revenue on the faidr platform, in addition to the other key value propositions of the platform, is expected to organically drive podcasters to promote the platform directly to their listeners. Direct-to-consumer marketing will be done independently by the Company and, in some cases, in partnership with podcasters who leverage their audio content programs to promote to their established audiences. As is the case with other proven marketing strategies, we intend to have our partners benefit from a participative revenue share through faidr podcasting.

Implications of being an emerging growth company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	inclusion of only two years, as compared to three years, of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);
•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation;
•	reduced disclosure about executive compensation arrangements; and
•	an exemption from the requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our February 2021 IPO, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We have taken advantage of the reduced reporting requirements in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not emerging growth companies.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies.

We are also a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Our corporate information

We were originally formed as Clip Interactive, LLC in January 2012, as a limited liability company under the laws of the State of Colorado. Immediately prior to our initial public offering in February 2021, we converted into a Delaware corporation pursuant to a statutory conversion and were renamed Auddia Inc.

Our principal executive offices are located at 1680 38th Street, Suite 130, Boulder, CO 80301. Our main telephone number is (303) 219-9771. Our internet website is www.auddia.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

S-8

THE OFFERING

Common stock offered by us	Shares of common stock having an aggregate offering price up to $2,600,000.

Common stock to be outstanding after this offering	Up to 8,960,181 shares, assuming sales of 3,290,722 shares of our common stock in this offering at an offering price of $0.7901 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on September 12, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to ACM, as our sales agent or principal. See “Plan of Distribution” in this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and other general purposes. See “Use of Proceeds” for further information.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and in our accompanying prospectus and the Annual Report on Form 10-K incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our shares of our common stock.

Nasdaq Capital Market Symbols	Common Stock “AUUD”. Series A Warrants “AUUDW”.

The number of shares outstanding after this offering is based on 5,669,459 shares of our common stock outstanding as of September 12, 2024, and excludes as of such date:

•	8,929 shares of our common stock reserved for issuance under outstanding stock options granted under our 2013 Equity Incentive Plan,
•	10,990 shares of our common stock reserved for issuance under outstanding restricted stock units granted under our 2020 Equity Incentive Plan,
•	39,632 shares of our common stock reserved for issuance under outstanding stock options granted under our 2020 Equity Incentive Plan,
•	103,308 shares of our common stock reserved for future grant under our 2020 Equity Incentive Plan,
•	32,150 shares of our common stock reserved for issuance under outstanding stock options and outstanding restricted stock units granted as employment inducement awards to three of our former and current executives outside of our 2013 and 2020 Equity Incentive Plans,
•	1,026,674 shares of common stock reserved for issuance upon the exercise of outstanding common stock warrants,
•	139,956 shares of common stock reserved for issuance upon the exercise of our publicly traded outstanding Series A Warrants,
•	1,250,137 shares of common stock reserved for issuance upon the exercise of warrants sold in a private placement,
•	12,774 shares of common stock reserved for issuance upon the exercise of an outstanding IPO underwriter representative common stock warrant, and
•	Up to 2,290,000 shares or $1,823,951 of common stock that may be sold in the future by the Company to While Lion pursuant to the Equity Line Purchase Agreement.

S-9

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Before investing in our shares of common stock, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 10-K filed with the SEC, together with the other information included in this prospectus supplement and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our common stock could decline and you could lose all or a part of your investment.

Risks Related to Our Financial Position and Need for Additional Capital

Our auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain further financing.

Our past working capital deficiency, stockholders’ deficit and recurring losses from operations raised substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm has included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2023 with respect to this uncertainty. Our existing cash was $804,556 at December 31, 2023. The Company secured approximately $10.4 million in additional financing year-to-date through September 2024, which enabled us to pay down $2.75 million in connection with the secured bridge note financing with Richard Minicozzi and will only be sufficient to fund our current operating plans into the second quarter of 2025. The Company has based these estimates, however, on assumptions that may prove to be wrong. We will need additional funding to complete the development of our full product line and scale products with a demonstrated market fit. Management has plans to secure such additional funding. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

We may not be able to continue our current listing of our common stock on the Nasdaq Capital Market. A delisting of our common stock from Nasdaq could limit the liquidity of our stock, increase its volatility and hinder our ability to raise capital.

We may not be able to satisfy the requirements for the continued listing of our common stock on Nasdaq.

In particular, the Nasdaq listing rules require listed securities to maintain a minimum bid price of $1.00 per share. As previously reported in our Current Report on Form 8-K filed on November 28, 2023, we received a written notice from Nasdaq indicating that we were was not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing (the “Bid Price Requirement”). As a result, the Nasdaq staff determined to delist our Common Stock from Nasdaq, unless we timely request an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The hearing with the Panel occurred on January 18, 2024.

On November 21, 2023, we received a written notice from Nasdaq indicating that we are not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). In our Quarterly Report on Form 10-Q for the period ended September 30, 2023, we reported stockholders’ equity of $2,415,012, and, as a result, do not currently satisfy Listing Rule 5550(b)(1). Nasdaq’s November written notice had no immediate impact on the listing of our common stock. The hearing with the Panel occurred on January 18, 2024 and addressed all outstanding listing compliance matters, including compliance with the Stockholders’ Equity Requirement as well as compliance with the Bid Price Requirement.

On January 30, 2024, the Panel granted our request for an exception to Nasdaq’s listing rules until April 22, 2024, to demonstrate compliance with all applicable continued listing requirements for the Nasdaq Capital Market.

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On March 20, 2024, we received a letter from Nasdaq stating we had regained compliance with the Bid Price Requirement. The Panel reminded us that although we regained compliance with the Bid Price Requirement, we are also required to regain compliance with the Stockholders’ Equity Requirement. Therefore, this matter will remain open until we demonstrate compliance with all requirements.

On April 16, 2024, we received a letter from Nasdaq granting an exception to Nasdaq’s listing rules until May 20, 2024, to demonstrate compliance with the Stockholders’ Equity Requirement.

On May 24, 2024, we received a letter from Nasdaq indicating that we had regained compliance with the Stockholders’ Equity Requirement and that we would be subject to a Mandatory Panel Monitor for a period of one year from the date of the letter in accordance with Listing Rule 5815(d)(4)(B). If, within that one-year monitoring period, Nasdaq finds us again out of compliance with the Stockholders’ Equity Requirement, we will not be permitted to provide Nasdaq with a plan of compliance with respect to that deficiency and Nasdaq will not be permitted to grant additional time for us to regain compliance with respect to that deficiency, nor will we be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Nasdaq will issue a Delist Determination Letter and we will have an opportunity to request a new hearing with the initial panel or a newly convened panel if the initial panel is unavailable. We will have the opportunity to respond/present to the panel as provided by Listing Rule 5815(d)(4)(C). Our securities may be at that time delisted from Nasdaq.

If our common stock is delisted by Nasdaq, our common stock may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our common stock would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit the ability of stockholders to sell securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our common stock, and there can be no assurance that our common stock will be eligible for trading or quotation on any alternative exchanges or markets.

Delisting from Nasdaq could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

If our common stock is delisted by Nasdaq, our common stock may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our common stock would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit the ability of stockholders to sell securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our common stock, and there can be no assurance that our common stock will be eligible for trading or quotation on any alternative exchanges or markets.

Delisting from Nasdaq could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

S-11

Risks Related to this Offering

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering. As of June 30, 2024, our historical net tangible book value was approximately $1.7 million, or $0.61 per share. Assuming that an aggregate of 3,290,722 shares are sold at a price of $0.7901 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 12, 2024, for aggregate gross proceeds of approximately $2,600,000 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $(0.05) per share. Please see the section entitled “Dilution” on page S-16 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We will use the net proceeds of this offering for working capital and other general purposes. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines and could use them for purposes other than those contemplated at the time of the offering. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. Please see the section entitled “Use of Proceeds” on page S-14 of this prospectus supplement for further information.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to ACM to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through ACM after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with ACM in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, we have also registered the shares of common stock that we may issue under our equity incentive plans. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under securities laws.

S-12

Our share price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our shares may not necessarily be a reliable indicator of our fair market value. The price at which our shares trade may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

We do not currently intend to pay dividends on our common stock, and, consequently, investors’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future. There is no guarantee that our common stock will appreciate or even maintain the price at which investors have purchased it.

S-13

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $2,600,000 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for working capital and other general purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.

S-14

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

S-15

DILUTION

If you invest in our shares of common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

As of June 30, 2024, our historical net tangible book value was approximately $1.7 million, or $0.61 per share of common stock. Our historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of common stock as of June 30, 2024.

After giving effect to the assumed sale of shares of our common stock in the aggregate amount of $2,600,000 in this offering at an assumed offering price of $0.7901 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 12, 2024, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been approximately $7.5 million, or $0.84 per share of common stock. This amount represents an immediate increase (decrease) in as adjusted net tangible book value of $(0.05) per share to our existing stockholders and an immediate dilution of $(0.05) per share to investors participating in this offering. We determine dilution per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors participating in this offering.

After giving effect to the issuance of 2,875,263 shares under the Common Stock Purchase Agreement, dated November 14, 2022, with White Lion subsequent to June 30, 2024, our pro forma net tangible book value as of June 30, 2024 would have been approximately $5.0 million, or $0.88 per share of common stock.

Public offering price per share	$0.7901
Net tangible book value per share as of June 30, 2024	$0.61
Increase in net tangible book value per share attributable to the Pro Forma Adjustments	$0.28
Pro forma net tangible book value per share	$0.88
Increase (decrease) in net tangible book value per share attributable to this offering	$(0.05)
Pro forma net tangible book value per share after giving effect to this offering	$0.84
Net dilution per share to new investors in this offering	$(0.05)

To the extent that outstanding options, restricted stock units or warrants are exercised or shares of preferred stock are converted, or any additional options, restricted stock units, warrants or other equity awards are granted and exercised or become vested or other issuances of shares of our common stock are made, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of common stock or securities exercisable, convertible or exchangeable into common stock, such issuance could result in further dilution to our stockholders.

The above discussion and table are based on 5,669,459 shares of our common stock outstanding as of September 12, 2024, and excludes as of such date:

•	8,929 shares of our common stock reserved for issuance under outstanding stock options granted under our 2013 Equity Incentive Plan,
•	10,990 shares of our common stock reserved for issuance under outstanding restricted stock units granted under our 2020 Equity Incentive Plan,
•	39,632 shares of our common stock reserved for issuance under outstanding stock options granted under our 2020 Equity Incentive Plan,
•	103,308 shares of our common stock reserved for future grant under our 2020 Equity Incentive Plan,
•	32,150 shares of our common stock reserved for issuance under outstanding stock options and outstanding restricted stock units granted as employment inducement awards to three of our former and current executives outside of our 2013 and 2020 Equity Incentive Plans,
•	1,026,674 shares of common stock reserved for issuance upon the exercise of outstanding common stock warrants,
•	139,956 shares of common stock reserved for issuance upon the exercise of our publicly traded outstanding Series A Warrants,
•	1,250,137 shares of common stock reserved for issuance upon the exercise of warrants sold in a private placement,
•	12,774 shares of common stock reserved for issuance upon the exercise of an outstanding IPO underwriter representative common stock warrant, and
•	Up to 2,290,000 shares or $1,823,951 of common stock that may be sold in the future by the Company to While Lion pursuant to the Equity Line Purchase Agreement.

S-16

DESCRIPTION OF CAPITAL STOCK

The following description is intended as a summary of our certificate of incorporation (which we refer to as our “charter”) and our bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and to the applicable provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and bylaws.

We have two classes of securities registered under Section 12 of the Exchange Act. Our shares of common stock are listed on The Nasdaq Stock Market under the trading symbol “AUUD.” Our Series A Warrants are listed on the Nasdaq Stock Market under the trading symbol “AUUDW.”

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Our board will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Series A Preferred Stock

On November 10, 2023, we entered into a securities purchase agreement with Jeffrey Thramann, our Executive Chairman, pursuant to which we issued and sold one (1) share of our newly designated Series A Preferred Stock for an aggregate purchase price of $1,000.

The share of Series A Preferred Stock will have 30,000,000 votes and will vote together with the outstanding shares of our common stock as a single class exclusively with respect to any proposal to amend our Certificate of Incorporation to effect a reverse stock split of our common stock. The share of Series A Preferred Stock will be voted, without action by the holder, on any such reverse stock split proposal in the same proportion as shares of common stock are voted on such proposal (excluding any shares of common stock that are not voted).

On December 29, 2023, we redeemed the one outstanding share of Series A Preferred Stock in accordance with its terms. The redemption price was $1,000. No Series A Preferred Stock remains outstanding.

S-17

The Series A Preferred Stock otherwise has no voting rights, except as may otherwise be required by the General Corporation Law of the State of Delaware. The share of Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The share of Series A Preferred Stock has no rights with respect to any distribution of our assets, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up, whether voluntarily or involuntarily. The holder of the Share of Series A Preferred Stock will not be entitled to receive dividends of any kind. The share of Series A Preferred Stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by our board in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation implementing a reverse stock split. Upon such redemption, the holder of the Series A Preferred Stock will receive consideration of $1,000.00 in cash.

Series B Convertible Preferred Stock

On April 23, 2024, we entered into a securities purchase agreement with accredited investors, pursuant to which we issued and sold 2,314 shares of our newly designated Series B Convertible Preferred Stock for an aggregate purchase price of $2,314,000.

Holders of the Series B Convertible Preferred Stock will be entitled to dividends in the amount of 10% per annum, payable quarterly. We have the option to pay dividends on the Series B Convertible Preferred Stock in additional shares of common stock. If we elect to pay in the form of common stock, the number of dividend shares to be issued shall be calculated by using a “Dividend Conversion Price” equal to the lower of (i) the then applicable Conversion Price (as defined in the Certificate of Designations) as in effect on the applicable dividend date, or (ii) 90% of the lowest volume-weighted average price (“VWAP”) of the common stock during the five (5) consecutive trading day period ending and including the trading day immediately preceding the applicable dividend date. We also have the option to cumulate or “capitalize” the dividends, in which case the accrued dividend amount shall be added to the stated value of each share of Series B Convertible Preferred Stock.

The stated value of each share of Series B Convertible Preferred Stock (including all the unpaid dividends and other amounts payable on the Series B Convertible Preferred Stock) will be convertible into common stock at an initial fixed Conversion Price of $1.851 per share of common stock. The Series B Convertible Preferred Stock may be converted into shares of common stock at any time at the option of the holder. The Series B Convertible Preferred Stock may also be converted into shares of common stock at our option if the closing price of the common stock exceeds 300% of the Conversion Price for 20 consecutive trading days.

The Conversion Price of the Series B Convertible Preferred Stock is subject to certain anti-dilution adjustments, including in the event of any stock splits or combinations, certain dividends and distributions, reclassification, exchange or substitution of our common stock or in the event that we grant, issue or sell (or enters into any agreement to grant, issue or sell), or are deemed to have granted, issued or sold, any shares of common stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (the foregoing a “Dilutive Issuance”) Immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

The Series B Convertible Preferred Stock has no voting rights, except as may otherwise be required by the General Corporation Law of the State of Delaware. The stated value of each share of Series B Convertible Preferred Stock (including all the unpaid dividends and other amounts payable on the Series B Convertible Preferred Stock) will be convertible into common stock at an initial fixed Conversion Price of $1.851 per share of common stock. The Series B Convertible Preferred Stock may be converted into shares of common stock at any time at the option of the holder.

The Certificate of Designations contains customary events of default, or “Triggering Events”, including, among others, (i) certain events of bankruptcy, insolvency or reorganization; (ii) failure to comply with the listing rules of Nasdaq; (iii) certain breaches of the transaction agreements related to this financing; and (iv) any of the shares of the Series B Convertible Preferred Stock remaining outstanding on or after April 23, 2026.

S-18

Upon the occurrence of a Triggering Event, (i) the dividend rate on the Series B Convertible Preferred Stock will increase to 18%, and (ii) the Conversion Price then in effect will be adjusted to an “Alternate Conversion Price” equal to the lowest of (i) the applicable Conversion Price as then in effect, and (ii) the greater of (x) the “Floor Price” of $0.3702 and (y) 80% of the lowest VWAP of the common stock during the five (5) consecutive trading day period immediately preceding the delivery or deemed delivery of the applicable conversion notice.

At any time, we shall have the right to redeem all, but not less than all, of the Series B Convertible Preferred Shares then outstanding in cash at a 25% redemption premium to the greater of (i) the face value of our common stock underlying the Series B Convertible Preferred Shares and (ii) the equity value of our common stock underlying the Series B Convertible Preferred Shares. The equity value of our common stock underlying the Series B Convertible Preferred Shares is calculated using the greatest closing sale price of our common stock on any trading day immediately preceding the date we notify the holders of our election to redeem and the date we make the entire payment required.

Upon our liquidation, dissolution or winding up, holders of Series B Convertible Preferred Stock shall be entitled to receive in cash out of our assets, before any amount shall be paid to the holders of any of shares of common stock, an amount per shares of Series B Convertible Preferred Stock equal to the sum of (i) the Black Scholes Value (as defined in the Warrants) with respect to the outstanding portion of all Warrants held by such holder (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 125% of the applicable liquidation value and (B) the amount per share such holder would receive if such holder converted such share of Series B Convertible Preferred Stock into common stock immediately prior to the date of such payment.

We have no other shares of preferred stock are currently outstanding.

Anti-Takeover Effects of Delaware Law and Provisions of our Charter and our Bylaws

Certain provisions of the DGCL and of our charter and our bylaws could have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•	at or after the time the stockholder became interested, the business combination was approved by our Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

S-19

Board Composition and Filling Vacancies

Our charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock. Our charter and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

No Written Consent of Stockholders

Our charter and bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our charter and bylaws provide that only a majority of the members of our Board then in office, our Executive Chairman or our Chief Executive Officer may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

Advance Notice Requirements

Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to our Charter and Bylaws

The DGCL, provides, generally, that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt certain provisions of our charter.

Undesignated Preferred Stock

Our charter provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board could cause shares of convertible preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our charter grants our board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

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Choice of Forum

Our charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or bylaws, or any action asserting a claim against the Company governed by the internal affairs doctrine. Our charter also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Despite the fact that the certificate of incorporation provides for this exclusive forum provision to be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of the Company’s certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a Delaware court would enforce the exclusive federal forum provisions for Securities Act claims and that investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act

Series A Warrants

Each Series A Warrant represents the right to purchase one share of common stock at an exercise price of $113.4375. The Series A Warrants are exercisable beginning February 17, 2021 will terminate on the 5th anniversary date the Series A Warrants are first exercisable. The exercise price and number of shares for which each Series A Warrant may be exercised is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Holders of the Series A Warrants may exercise their Series A Warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the Series A Warrants is being exercised must be made within two trading days following such exercise. In the event that the registration statement relating to the Series A Warrants shares (the “Warrant Shares”) is not effective, a holder of Series A Warrants may only exercise its Series A Warrants for a net number of Warrant Shares pursuant to the cashless exercise procedures specified in the Series A Warrants. Series A Warrants may be exercised in whole or in part, and any portion of a Series A Warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a Series A Warrant.

Upon the holder’s exercise of a Series A Warrant, we will issue the shares of common stock issuable upon exercise of the Series A Warrant within three trading days of our receipt of notice of exercise, subject to timely payment of the aggregate exercise price therefor.

The shares of common stock issuable on exercise of the Series A Warrants will be, when issued in accordance with the Series A Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

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If, at any time a Series A Warrant is outstanding, we consummate any fundamental transaction, as described in the Series A Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive upon exercise of the Series A Warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such Series A Warrants would have been entitled upon such consolidation or merger or other transaction.

The Series A Warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the Series A Warrants require the written consent of the holder of such Series A Warrants and us. The Series A Warrants will be issued in book-entry form under a warrant agent agreement between V-Stock Transfer Company, Inc. as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

You should review a copy of the warrant agent agreement and the form of the Series A Warrants, each of which are included as exhibits to the registration statement of which this prospectus is a part.

Transfer Agent, Registrar, Warrant Agent

The transfer agent and registrar for our common stock and the warrant agent for our Series A Warrants is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

As of September 12, 2024, there were 5,669,459 shares of our common stock outstanding, and approximately 141 stockholders of record. No shares of our preferred stock are designated, issued or outstanding.

Other Warrants

At September 12, 2024, we had 1,039,448 outstanding common stock warrants. The 463,337 prefunded warrants have an exercise price of $0.001 per share. The non-prefunded warrants have a weighted-average exercise price of $16.36. 1,129,404 of the outstanding warrants are currently exercisable and have a weighted average remaining contractual life of approximately 4.6 years as of September 12, 2024.

These warrants have a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of the underlying shares at the time of exercise of the warrant after deduction of a number of shares equal in value to the aggregate exercise price. The warrants contain provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of certain stock dividends, stock splits, reorganizations, reclassifications and consolidations.

Outstanding Stock Options and Restricted Stock Units

At December 31, 2023, we had 9,877 outstanding common stock options, with a weighted-average exercise price of $3.65, which were granted under the Clip Interactive, LLC 2013 Equity Incentive Plan. We ceased granting awards under the 2013 Plan upon the implementation of the 2020 Plan described below.

At December 31, 2023, we had zero shares of our common stock reserved for issuance under outstanding stock options and outstanding Restricted Stock Units granted as employment inducement awards to four of our former and current executives outside of our 2013 and 2020 Equity Incentive Plans.

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2020 Equity Incentive Plan

The Company’s 2020 Equity Incentive Plan, which became effective upon the completion of the IPO in February 2021, serves as the successor equity incentive plan to the 2013 Plan. The 2020 Plan currently has an aggregate of 150,036 shares of common stock authorized for issuance, after giving effect to the “evergreen” increase of 39,893 shares as of January 1, 2024.

The 2020 Equity Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning January 1, 2022 and ending January 1, 2030 equal to the lesser of (a) five percent (5%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (b) such smaller number of shares of stock as determined by our board of directors.

At December 31, 2023 under our 2020 Equity Incentive Plan, there were (i) 43,368 outstanding common stock options with a weighted average exercise price of $51.48 (ii) 10,990 outstanding restricted stock units, and (iii) 107,364 shares remaining available for future grant.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with ACM, under which we may issue and sell over a period of time, and from time to time, shares of our common stock having an aggregate offering price of up to $10.0 million through the Sales Agent acting as sales agent or directly to the Sales Agent acting as principal. This prospectus supplement relates to our ability to issue and sell over a period of time, and from time to time, shares of our common stock to or through the Sales Agent pursuant to the Sales Agreement. Sales of the shares to which this prospectus supplement and the accompanying prospectus relate, if any, may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), the trading market for our common stock, or any other trading market in the Unites States for our common stock, sales made to or through a market maker other than on an exchange, directly to the Sales Agent as principal for its account in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, in privately negotiated transactions, in block trades, or through a combination of any such methods of sale. To the extent required by Regulation M, the Sales Agent acting as our sales agent will not engage in any transactions that stabilize our common stock while the offering is ongoing under this prospectus supplement.

Upon written instructions from us, the Sales Agent will offer the shares of our common stock, subject to the terms and conditions of the Sales Agreement, on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of shares of our common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent, subject to certain limitations set forth by the SEC. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use commercially reasonable efforts to sell on our behalf all of the shares of our common stock so designated or determined. We may instruct the Sales Agent not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The Sales Agent may also sell our common stock in negotiated transactions with our prior approval. We or the Sales Agent may suspend the offering of shares of our common stock being made under the Sales Agreement upon proper notice to the other party.

For their services as sales agent in connection with the sale of shares of our common stock that may be offered hereby, we will pay the Sales Agent an aggregate fee of up to 3.0% of the gross sales price per share for any shares sold through it acting as our sales agent. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to reimburse the Sales Agent for certain of its expenses in an amount not to exceed $30,000, and, thereafter, reasonable fees and expenses of the Sales Agent’s incurred in conjunction of performing legal services related to the Sales Agreement for the Company.

The Sales Agent will provide written confirmation to us no later than the opening of the trading day immediately following the day in which shares of common stock are sold by it on our behalf under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the compensation payable by us to the Sales Agent and the proceeds to us net of such compensation.

Settlement for sales of our common stock will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the Sales Agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Unless otherwise required, we will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.

In connection with the sale of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to it will be deemed to be underwriting commissions or discounts. We have agreed, under the Sales Agreement, to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

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In the ordinary course of its business, the Sales Agent and/or its affiliates may perform investment banking, broker-dealer, financial advisory or other services for us for which it may receive separate fees.

We estimate that the total expenses from this offering payable by us, excluding compensation payable to the Sales Agent under the Sales Agreement, will be approximately $50,000. Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse the Sales Agent for the reasonable fees and expenses of its legal counsel incurred in connection with quarterly and annual bring-downs required under the Sales Agreement in an amount not to exceed $2,500 in the aggregate for each such bring-down.

The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of shares of our common stock with an aggregate offering price of $10.0 million subject to the Sales Agreement, (2) September 13, 2026 and (3) the termination of the Sales Agreement, pursuant to its terms, by either the Sales Agent or us.

The Company and the Sales Agent may in the future agree to add one or more additional sales agents to the offering, in which case the Company will file a further prospectus supplement providing the name of such additional sales agents and any other required information.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference into this prospectus supplement and the accompanying prospectus the documents listed below that we have filed with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 1, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed on May 14, 2024 and August 7, 2024, respectively;

•	Our Current Reports on Form 8-K filed on January 26, 2024, February 2, 2024, February 27, 2024, April 15, 2024 , April 29, 2024 and September 12, 2024;

•	the description of our securities registered pursuant to Section 12 of the Exchange Act our Registration Statement on Form 8-A (File No. 001-40071), filed with the SEC under Section 12(b) of the Exchange Act, on February 16, 2021, including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on that form which are related to those items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of the offering of our common stock to which this prospectus supplement and the accompanying prospectus relate, except for any document or portion of such document deemed to be “furnished” and not filed in accordance with SEC rules.

The information relating to us contained in this prospectus supplement and the accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus supplement and accompanying prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of these filings without charge by contacting Auddia Inc. Attention: Investor Relations, 1680 30th Street, Suite 130, Boulder, CO 80301, Telephone # (303) 219-9771.

Information that we file later with the SEC and that is incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus as if that information were included in this prospectus supplement and the accompanying prospectus. That information will become part of this prospectus supplement and the accompanying prospectus from the date the information is filed with the SEC.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file periodic reports, proxy statements and other information with the SEC. You can obtain these reports, proxy statements and other information that we file electronically with the SEC on the SEC’s website at www.sec.gov. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports that are filed or furnished pursuant to Section 13 of the Exchange Act are available on our website at www.auddia.com, as soon as reasonably practicable after they are electronically filed with the SEC. The information on our website is not part of this prospectus supplement or the accompanying prospectus, except to the extent filed with the SEC and specifically incorporated into this prospectus supplement or the accompanying prospectus by reference.

This prospectus supplement and the accompanying prospectus form part of a registration statement that we filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information presented in the registration statement and its exhibits in accordance with SEC rules. Our descriptions in this prospectus supplement of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents and are not intended to be comprehensive. For a complete description of the content of the documents, you should obtain copies of the full document.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Carroll Legal LLC, Denver, Colorado. Clyde Snow & Sessions, P.C., Salt Lake City, Utah, is acting as counsel for ACM in connection with this offering.

EXPERTS

Haynie & Company, independent registered public accounting firm, has audited the financial statements of the Company as of December 31, 2023 and for the year ended December 31, 2023, as set forth in their report thereon appearing in Auddia Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Auddia Inc.’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

The financial statements of Auddia Inc. for the year ended December 31, 2022 has been audited by Daszkal Bolton LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Auddia Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Auddia Inc.’s ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

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PROSPECTUS

AUDDIA INC.

$50,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $50,000,000:

•	common stock;
•	preferred stock;
•	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
•	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
•	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “AUUD.” The last reported sale price of our common stock on the Nasdaq Capital Market on April 8, 2022 was $2.05 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $18,380,130 based on 12,514,763 shares of outstanding common stock, of which 8,965,917 shares are held by non-affiliates, and a per share price of $2.05, which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on April 8, 2022.

Our Series A Warrants are quoted on the Nasdaq Capital Market under the symbol “AUUDW.” The last reported sale price of our Series A warrants on the Nasdaq Capital Market on April 8, 2022 was $0.60 per warrant.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 4 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Auddia Inc.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus or prospectus supplement and the documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein. This prospectus, and any accompanying prospectus or prospectus supplement, should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 and related notes, which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus and any accompanying prospectus or prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus, or any accompanying prospectus or any prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any accompanying prospectus, or any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “Auddia” means Auddia Inc.

Overview

We are a technology company headquartered in Boulder, CO that is reinventing how consumers engage with audio through the development of a proprietary Artificial Intelligence (“AI”) platform for audio and innovative technologies for podcasts. We are leveraging these technologies to bring to market two industry first apps, Faidr (previously known as the Auddia App) and Vodacast.

Faidr gives consumers the opportunity to listen to any AM/FM radio station with no commercials while personalizing the listening experience through skips, the insertion of on-demand content and programming of audio routines to customize listening sessions such as a daily commute. The Faidr App represents the first time consumers can access the local content uniquely provided by radio in the commercial free and personalized manner many consumers have come to demand for media consumption.

The Company launched all major U.S. radio stations on its Faidr App on February 15, 2022.

Vodacast is a podcasting platform that provides a unique suite of tools that helps Podcasters create additional digital content for their podcast episodes as well as plan their episodes, build their brand around their Podcast and monetize their content with new monetization channels. Vodcast also gives users the ability to go deeper into the stories through supplemental, digital content,, comment, and contribute their own content to episode feeds.

Both of our offerings address large and rapidly growing audiences. Faidr and Vodacast mobile apps are available today through the iOS and Android app stores.

Emerging Growth Company under the JOBS Act

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	We may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	We are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

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•	We are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•	We are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2026 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Corporate Information

Our principal executive offices are located at 2100 Central Avenue, Suite 200, Boulder, Colorado 80301, and our telephone number is (303) 219-9771, and our Internet website address is https://www.auddiainc.com. The information on our website is not a part of, or incorporated in, this prospectus.

RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any accompanying prospectus or any future prospectus supplement, as well as in any related free writing prospectus for a specific offering of securities, and the risk factors incorporated by reference into this prospectus, any accompanying prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, continuing to build out the Faidr and Vodacast platforms, expanding our sales and marketing efforts, research and development expenses, sales and support staff, and software development. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

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DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

•	the terms of the offering;

•	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

•	any delayed delivery requirements;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

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The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

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We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 110,000,000 shares, of which (1) 100,000,000 shares are common stock, par value $0.001 per share (or common stock) and (2) 10,000,000 shares are preferred stock, par value $0.001 per share (or preferred stock), which may, at the sole discretion of our board of directors be issued in one or more series.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $50,000,000 in the aggregate of:

•	common stock;
•	preferred stock;
•	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
•	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
•

secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

•	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of April 8, 2022, there were 12,514,763 shares of common stock issued and outstanding, held of record by approximately 134 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

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Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company. We have never paid, and have no plans to pay, any dividends on our shares of common stock.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws. Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, with the requisite vote of our stockholders, and our stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

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Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our board of directors. Stockholders at a special meeting may only consider matters set forth in the notice of the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that may be favored by the holders of a majority of our outstanding voting securities.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “AUUD”. The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Preferred Stock

Our certificate of incorporation empowers our board of directors, without action by our shareholders, to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, there were no shares of preferred stock outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	any contractual limitations on our ability to declare, set aside or pay any dividends;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;

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•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

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•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	any applicable federal income tax considerations.

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Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

•	the title of debt securities and whether the debt securities are senior or subordinated;
•	any limit on the aggregate principal amount of debt securities of such series;
•	the percentage of the principal amount at which the debt securities of any series will be issued;
•	the ability to issue additional debt securities of the same series;
•	the purchase price for the debt securities and the denominations of the debt securities;

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•	the specific designation of the series of debt securities being offered;
•

the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the duration of any deferral period, including the period during which interest payment periods may be extended;
•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•

the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;
•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
•	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
•

if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;
•

the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

•

the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•

any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	what subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;
•	whether we are issuing the debt securities in whole or in part in global form;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

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•	the depositary for global or certificated debt securities, if any;
•

any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•

any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
•

to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

•

if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;
•

if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

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Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other material terms of the units and their constituent securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Carroll Legal LLC, Denver, Colorado. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Our balance sheets at December 31, 2021 and 2020 and the related statement of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2021 and 2020, incorporated in this prospectus by reference, have been audited by Daszkal Bolton LLP, independent registered public accounting firm, with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

1. Our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 17, 2022; and

2. The description of our Common Stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on February 16, 2021, as updated by the description of our Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Brian Hoff, c/o Auddia Inc., at 2100 Central Avenue, Suite 200, Boulder, Colorado 80301. Our telephone number is (303) 219-9771. Information about us is also available at our website at https://www.auddiainc.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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Up to $2,600,000

Common Stock

PROSPECTUS SUPPLEMENT

Ascendiant Capital Markets, LLC

September 13, 2024